                                                                 Exhibit 1.1


                        SECOND AMENDED AND RESTATED
                         OHIO CASUALTY CORPORATION
                   DIRECTORS' DEFERRED COMPENSATION PLAN

             (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

                              TABLE OF CONTENTS

                                                                        Page



ARTICLE I   PURPOSE                                                        1

ARTICLE II  DEFINITIONS                                                    1

     Section 2.01   Account                                                1

     Section 2.02   Allocation Date                                        1

     Section 2.03   Beneficiary                                            2

     Section 2.04   Board                                                  2

     Section 2.05   Board Fees                                             2

     Section 2.06   Cash Investment Account                                2

     Section 2.07   Change in Control                                      2

     Section 2.08   Code                                                   2

     Section 2.09   Committee                                              2

     Section 2.10   Common Shares                                          2

     Section 2.11   Corporation                                            3

     Section 2.12   Director                                               3

     Section 2.13   Effective Date                                         3

     Section 2.14   Enrollment Form                                        3

     Section 2.15   Interest Rate                                          3

     Section 2.16   Participant                                            3

     Section 2.17   Performance Share Account                              3

     Section 2.18   Plan                                                   3

     Section 2.19   Plan Year                                              3

     Section 2.20   Spouse                                                 3

     Section 2.21   Suspense Account                                       3

ARTICLE III PARTICIPATION                                                  3

     Section 3.01   Eligibility and Election to Participate                3

     Section 3.02   Designation of Beneficiary                             5

ARTICLE IV  PARTICIPANTS' ACCOUNTS                                         5

     Section 4.01   Participants' Accounts                                 5

     Section 4.02   Deferral Into Suspense Account                         6

     Section 4.03   Crediting of Deferred Board Fees to Accounts           6

     Section 4.04   Calculating the Fair Market Value of Accounts          6


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                              TABLE OF CONTENTS

                                                                        Page


     Section 4.05   Special Rules for Performance Share Accounts           7

ARTICLE V   DISTRIBUTIONS                                                  8

     Section 5.01   Time of Distribution                                   8

     Section 5.02   Normal Form of Payment                                 8

     Section 5.03   Alternate Distribution Form                            8

     Section 5.04   Distribution After Death                               9

     Section 5.05   Distribution After Change in Control                   9

     Section 5.06   Payment of Taxes and Upon Violation of Code
                    Section  409A                                          9

     Section 5.07   Delayed Payments                                       9

     Section 5.08   Taxes                                                  9

ARTICLE VI  ADMINISTRATION                                                10

     Section 6.01   Appointment of Committee                              10

     Section 6.02   Powers and Duties                                     10

     Section 6.03   Actions by the Committee                              11

     Section 6.04   Interested Committee Members                          11

     Section 6.05   Indemnification                                       11

     Section 6.06   Conclusiveness of Action                              11

     Section 6.07   Payment of Expenses                                   11

     Section 6.08   Claims Procedure                                      12

ARTICLE VII PLAN AMENDMENT                                                13

ARTICLE VIIITERMINATION OF PLAN                                           13

     Section 8.01   Right to Terminate                                    13

     Section 8.02   Merger and Consolidation                              13

     Section 8.03   Successors                                            13

ARTICLE IX  FUNDING                                                       14

ARTICLE X   MISCELLANEOUS PROVISIONS                                      14

     Section 10.01  Voluntary Plan                                        14

     Section 10.02  Nonalienation of Benefits                             14

     Section 10.03  Inability to Receive Benefits                         14

     Section 10.04  Lost Participants or Beneficiaries                    15


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                              TABLE OF CONTENTS

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     Section 10.05  Limitation of Rights                                  15

     Section 10.06  Invalid Provision                                     15

     Section 10.07  One Plan                                              15

     Section 10.08  Governing Law                                         15

                         SECOND AMENDED AND RESTATED
                          OHIO CASUALTY CORPORATION
                    DIRECTORS' DEFERRED COMPENSATION PLAN


                                  ARTICLE I
                                   PURPOSE

     Effective January 1, 1986, Ohio Casualty Corporation (the "Corporation") adopted the Ohio Casualty Corporation Deferred Compensation Plan (the "Plan") to enable its Directors to defer a portion of the fees otherwise payable to them on account of their membership on the Corporation's Board of Directors. On April 18, 2001, the Plan was amended in various respects, including a change in the name of the Plan to "Ohio Casualty Corporation Directors' Deferred Compensation Plan." This Plan document is the amendment and restatement of the Plan and is effective January 1, 2005. This Plan also has been drafted to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") as created by the American Jobs Creation Act of 2004. On February 20, 2007, the Corporation further amended and restated the Plan.

                                 ARTICLE II
                                DEFINITIONS

     Whenever used in this Plan, the following words and phrases will have the meanings given below. Also, the singular form of any term will include the plural, the plural form will include the singular, the masculine pronoun will include the feminine and the feminine pronoun will include the masculine. Other words and phrases also may be defined in the Plan text.

     Section 2.01   Account.  The aggregate of the Cash Investment Account and
     ------------   -------
the Performance Share Account described in Section 4.01. Each of the Cash Investment Account and the Performance Share Account may be segregated into a Pre-2005 Account and a 409A Account.

     A.   Pre-2005 Account.   A Participant's Pre-2005 Account is the total of
          ----------------
all contributions made to the Plan (including amounts designated to both the Cash Investment Account and Performance Share Account) prior to January
1, 2005 and all earnings on such contributions, whether credited before or after January 1, 2005.

     B.   409A Account.  A Participant's 409A Account is the total of all
          ------------
contributions made to the Plan (including amounts designated to both the Cash Investment Account and Performance Share Account) on and after January 1, 2005 and all earnings on such contributions. Such amounts are subject to the provisions of Section 409A of the Code as created under the American Jobs Creation Act of 2004.

     Section 2.02   Allocation Date.  For Plan Years beginning on and after
     ------------   ---------------
January 1, 2007, the last day of each calendar quarter. For Plan Years beginning prior to January 1, 2007, the last day of the calendar month of any deferral. Notwithstanding the foregoing, in the event of: (1) a Change in Control, (2) the Participant's death or (3) a Participant ceases, for any other reason, to be a

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Director and incurs a "separation from service" as defined in Code Section
409A, a special Allocation Date will occur as soon as administratively practicable and prior to the date of distribution of the Participant's Account.


     Section 2.03   Beneficiary.  The person or persons designated by a
     ------------   -----------
Participant under Section 3.02 to receive any death benefits payable under
Section 5.04.

     Section 2.04   Board.  The Corporation's board of directors.
     ------------   -----

     Section 2.05   Board Fees.  That portion of the fee (including the annual
     ------------   ----------
Retainer Fee and all Meeting Fees, Committee Fees and Committee Chair Fees) paid to each Director in connection with his or her service as a Director in cash.

     Section 2.06   Cash Investment Account.  The investment fund established
     ------------   -----------------------
for each Participant under Section 4.01.A.

     Section 2.07   Change in Control.  Pursuant to Code Section 409A and
     ------------   -----------------
applicable regulations, the date on which the earliest of the following events occurs:

     A. Any one person, or more than one person acting as a "group" (as defined in Prop. Treas. Reg. Section 1.409A-3(g)(5)(v)(B) or any successor regulation), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 35 percent or more of the total voting power of the stock of the Corporation;

     B. Any one person or group (as defined in Prop. Treas. Reg. Section 1.409A-3(g)(5)(v)(B) or any successor regulation) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisitions; or

     C. A majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this definition, the term "Corporation" refers solely to the "relevant Corporation" defined in Prop. Treas. Reg. Section 1.409A-3(g)(5)(ii) or any successor regulation, for which no other corporation is a majority shareholder for purposes of such definition.

     Section 2.08   Code.  The Internal Revenue Code of 1986, as amended.
     ------------   ----

     Section 2.09   Committee.  The Plan Committee described in Section 6.01.
     ------------   ---------

     Section 2.10   Common Shares.  The Corporation's common shares, with a par
     ------------   -------------
value of $0.125 per share.

     Section 2.11   Corporation.  Ohio Casualty Corporation and any successor
     ------------   -----------
to it.

     Section 2.12   Director.  Each non-employee member of the Board.
     ------------   --------

     Section 2.13   Effective Date.  January 1, 1986, with respect to the Plan
     ------------
and January 1, 2005, with respect to this amendment and restatement.

     Section 2.14   Enrollment Form.  The notice described in Section 3.01 that
     ------------   ---------------
each Director must complete to participate in the Plan.

     Section 2.15   Interest Rate.  For Plan Years beginning on and after
     ------------   -------------
January 1, 2007, 115% of the applicable federal long-term rate as of January of such year. For Plan Years beginning prior to January 1, 2007, the yield reported for the taxable fixed income portfolio of the Corporation as of the last day of the prior calendar year. Once established, the Interest Rate will be applied to each Cash Investment Account for the entire following Plan Year as described in Section 4.03.A.

     Section 2.16   Participant.  Any (a) Director who is participating in the
     ------------   -----------
Plan as provided in Section 3.01, (b) Director who has suspended his or her participation in the Plan who has not received a distribution of his or her complete Account balance or (c) former Director for whom an Account is being maintained until all distributions occur.

     Section 2.17   Performance Share Account.  The investment fund established
     ------------   -------------------------
for each Participant under Section 4.01.B.

     Section 2.18   Plan.  The Second Amended and Restated Ohio Casualty
     ------------   ----
Corporation Directors' Deferred Compensation Plan, as described in this document and any amendments to it.

     Section 2.19   Plan Year.  The calendar year.
     ------------   ---------

     Section 2.20   Spouse.  An individual who is legally married to the
     ------------   ------
Participant.

     Section 2.21   Suspense Account.  The non-interest bearing account
     ------------   ----------------
maintained by the Plan to which all Board Fees to be deferred by Participants in the Plan are credited pending allocation to each Participant's Account.


                                ARTICLE III
                               PARTICIPATION

     SECTION 3.01   Eligibility and Election to Participate.  Each Director is
     ------------   ---------------------------------------
eligible to participate upon satisfaction of the conditions described in this section.

     A. Before he or she may participate in the Plan, each Director must complete an Enrollment Form specifying:

          1. The date on which the Director elects to participate in the Plan (which may not be earlier than the date he or she becomes a Director);

          2. The portion of his or her Board Fees to be deferred to the Plan for the Plan Year (this amount must be separately elected for each Director's Retainer Fee, Meeting Fees and Committee Fees);

          3.   The date his or her Account will be distributed (Section 5.01);

          4. The form of his or her Account distribution (Sections 5.02 and 5.03);and

          5. The designation of the allocation of the percentage of deferrals between the Cash Investment Account and the Performance Share Account (subject to the restrictions imposed under Article IV).

     B.   The Enrollment Form must be received by the Committee:

          1. On or before December 31 of the calendar year preceding the calendar year during which the Director intends to participate in the Plan; or,

          2. In the case of a newly elected Director, within 30 days of first becoming eligible to participate in the Plan for the initial calendar year of participation (but limited to those Board Fees earned after such election).

     C. Any election for a Plan Year will be irrevocable after the commencement of the Plan Year and will remain in effect for subsequent Plan Years until it is revoked or amended. Any change to an existing deferral, measurement or payment election must comply with the following limits:

          1.   Deferrals of Board Fees.  A change to the portion of a
               -----------------------
     Director's Board Fees to be deferred under the Plan (including a complete suspension of deferrals) will not be effective until the first day of the Plan Year that begins after the revised Enrollment Form is received by the Committee.

          2.   Measurement of Account.  A change to the allocation of Board
               ----------------------
     Fees between the Cash Investment Account and the Performance Share Account for an upcoming Plan Year will apply only after the date the revised Enrollment Form is received by the Committee (subject to the restrictions imposed under Article IV).


          3.   Payment.  For amounts held in the 409A Account, a change to the
               -------
     date Plan benefits will be paid or the form in which they will be paid must be filed with the Committee no later than 12 months before the date benefits otherwise would begin and must delay payment for at least 5 years from the date payment otherwise would have been made (except in the case of death). Notwithstanding the foregoing sentence, a Participant may elect to change the timing or form of distribution for amounts held in the 409A Account during any available transition period permitted under Notice 2005-1, proposed or final Treasury Regulations issued under Code
     Section 409A or subsequent guidance, in accordance with the provisions applicable to such transition period. For amounts held in the

     Pre-2005 Account, a change to the date or the form of payment must be filed with the Committee no later than 12 months before the date of designated payment.

     Section 3.02   Designation of Beneficiary.
     ------------

     A. Each Participant may designate one or more Beneficiaries on a separate Beneficiary Designation Form. Unless a Participant who designates more than one Beneficiary also specifies the sequence or the portion of the death benefit to be paid to each Beneficiary, the death benefit will be paid in equal shares to all named Beneficiaries.

     B. A Participant may change his or her Beneficiary at any time by identifying the new Beneficiary on a newly completed Beneficiary Designation Form and delivering that completed form to the Committee. That change will be effective on the date the completed form is received by the Committee or, if later, on the date specified by the Participant. However, no change of Beneficiary will be effective until the revised Beneficiary Designation Form is received by the Committee. The identity of a Participant's Beneficiary will be based only on the designation made in a Beneficiary Designation Form delivered to the Committee and will not be inferred from any other evidence.

     C. If a Participant has not made an effective Beneficiary designation or if all of his or her Beneficiaries die before the Participant, the death benefits described in Section 5.04 will be paid to the Participant's surviving Spouse. If there is no surviving Spouse, these death benefits will be paid:

          1. to the Participant's issue, then living, per stirpes; or, if there are none,

          2.   to the Participant's executors or administrators.

     Any minor's share of a Plan death benefit will be paid to the adult who has been appointed to act as the minor's legal guardian and who has assumed custody and support of that minor.

     D. The Participant and the Beneficiary (and not the Committee) are responsible for ensuring that the Committee has the Beneficiary's current address.


                                  ARTICLE IV
                           PARTICIPANTS' ACCOUNTS

     SECTION 4.01   Participants' Accounts.  The Committee will maintain an
     ------------   ----------------------
Account for each Participant.  That Account will be comprised of:

     A.   A Cash Investment Account recording:

          1. The portion of the Participant's Board Fees credited to such account, adjusted by interest, calculated at the Interest Rate, credited on such amounts as provided in Section 4.03.A, minus

          2.   Any distributions made from this account.

     B.   A Performance Share Account recording:

          1. The number of whole and fractional performance shares credited to such account from the Participant's Board Fees deferred into such account; minus

          2.   Any distributions made from this account.

     C. Each of the Cash Investment Account and the Performance Share Account shall be segregated into a Pre-2005 Account and 409A Account, if applicable, for the purpose of accounting for contributions and earnings attributable thereto and the application of rules set forth under Code
Section 409A.

     Section 4.02   Deferral Into Suspense Account.  A Suspense Account for the
     ------------   ------------------------------
Plan will be established. Board Fees that are deferred into the Plan shall be credited to the Suspense Account pending allocation to the Accounts of Participants. Once Board Fees are credited to the Suspense Account, Participants shall have no further control over such fees, no distributions will be made from the Suspense Account and such fees shall be allocated as of the Allocation Date in accordance with the Participant's Enrollment
Form.


     Section 4.03   Crediting of Deferred Board Fees to Accounts.  On each
     ------------   --------------------------------------------
Allocation Date, all Board Fees earned subsequent to the prior Allocation Date that the Participant has elected to defer into the Plan and that have been credited to the Suspense Account shall be allocated to each Participant's Account. On each Allocation Date:

     A. The portion of each Participant's Board Fees credited to the Cash Investment Account will be credited to that account and will accrue interest at the Interest Rate from and after the date such fees are credited to the Cash Investment Account; and

     B. The portion of each Participant's Board Fees deferred to the Performance Share Account will be converted (to the nearest one-thousandth of a share) to a bookkeeping entry for performance shares (the "Performance Shares") by dividing the designated portion of the Board Fees deferred to this account on the Allocation Date by the closing market value of a Common Share on the Allocation Date.

     Section 4.04   Calculating the Fair Market Value of Accounts.  The value
     ------------   ---------------------------------------------
of a Participant's Account shall be the sum of the values of the Cash Investment Account and the Performance Share Account, calculated as follows:

     A. The value of a Participant's Cash Investment Account shall be the sum of:

          1.   all Board Fees credited to the Cash Investment Account; plus

          2. all accrued interest credited on such Board Fees in accordance with this Plan.

     B. The value of a Participant's Performance Share Account shall be the product of:

          1. the number of whole and fractional performance shares credited to the Participant's Performance Share Account; multiplied by

          2. the closing market value of a Common Share on the last trading date before the date on which such value is calculated.

     Section 4.05   Special Rules for Performance Share Accounts.
     ------------   --------------------------------------------
Notwithstanding any other provisions of this Plan to the contrary:

     A. A Participant may not make an election regarding prior year contributions to (1) reallocate amounts invested in the Cash Investment Account into the Performance Share Account, or (2) reallocate amounts credited to the Performance Share Account into the Cash Investment Account, subject, however, to Section 4.05E. below.

     B. Subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, changes in investment elections with respect to future crediting of Board Fees to the Performance Share Account may be made at the Participant's discretion.

     C. Each Performance Share will be deemed equivalent to a Common Share, subject to the following rules:

          1. Performance Shares will not carry any voting rights or dividend or distribution rights (except as provided in this Plan); and

          2. Subject to Section 5.05, if there is any change in the Common Shares resulting from a stock split, combination or exchange of shares, merger, consolidation or other reorganization or capital adjustment (other than a dividend in shares), the Committee will make a comparable adjustment to the number of Performance Shares credited to each Participant's Performance Share Account to ensure that each Performance Share is affected by any of these events in substantially the same manner as each affects a Common Share.

     D. Additional Performance Shares will be credited to a Participant's Performance Share Account to reflect the value of any cash dividends declared on Common Shares. The number of Performance Shares credited under this section will be calculated (to the nearest one-thousandth of a share) by:

          1. Multiplying (a) the number of whole and fractional Performance Shares credited to the Participant's Performance Share Account as of the record date for such cash dividend declared by (b) the cash dividend declared on each Common Share; and

          2. Dividing the amount produced under Section 4.05.D.1 by the closing market value of a Common Share on the last trading day before the record date for the dividend.

          3. Any additional Performance Shares credited to a Participant's Performance Share Account to reflect the value of cash dividends declared shall be credited to such account on the payment date for such dividend.

     E. Upon the termination of a Participant's service as a Director, the Participant's Performance Share Account shall be frozen and subsequently converted and transferred to the Participant's Cash Investment Account as of the next available Allocation Date.


                                   ARTICLE V
                                 DISTRIBUTIONS

     SECTION 5.01   Time of Distribution.  Subject to Section 5.05, Plan
     ------------   --------------------
benefits will be distributed beginning on the later of: (1) the first day of the month after a Participant ceases, for any reason, to be a Director and incurs a "separation from service" as defined in Code Section 409A, or
(2) subject to Section 3.01.C, the date specified in the affected Director's Enrollment Form, if any. All distributions under the Plan shall be made in cash, and no Common Shares or other securities of the Corporation shall be distributed in settlement of an Account. The form of Plan benefits shall be as provided in Section 5.02 or 5.03, below, as applicable.

     Section 5.02   Normal Form of Payment.  Unless the election described in
     ------------   ----------------------
Section 5.03 has been made, Plan benefits will be paid in 10 equal annual installments with the first installment paid on the date specified in
Section 5.01 and subsequent payments made on the anniversaries of the initial distribution date until the full Account balance has been distributed. All distributions will be made in cash, based on the value of the Cash Investment Account as of the date the distribution is to be made. The amount of each annual payment will be calculated in the following manner:

     A. As of each distribution date, the Committee will ascertain the value of the Participant's Cash Investment Account in accordance with Section 4.04.A.

     B. The value, determined under Section 5.02.A, will be divided by the number of annual payments yet to be made.

     C. The amount calculated under Section 5.02.B will be paid to the Participant and the remaining value of each account will be held until the next distribution date.

     D. During this distribution period, interest, at the Interest Rate, will be credited on the remaining value of each Participant's Cash Investment Account. However, no interest will be credited with respect to any amounts that are to be distributed to a Participant for the period after the amount of the distribution is calculated and the distribution is made.

     Section 5.03   Alternate Distribution Form.  Subject to Section 3.01.C,
     ------------   ---------------------------
each Participant may elect to receive his or her Plan benefit in the form of:

     A. A single lump sum, payable as soon as administratively feasible after the date determined under Section 5.01; or

     B. In the number of annual installments (not to exceed 10) specified by the Participant in his or her Enrollment Form with the first installment paid due on the date specified in Section 5.01 and subsequent payments made on anniversaries of the initial distribution date until the full Account balance has been distributed. The amount of each distribution will be calculated under the procedures described in Section 5.02 but based on the number of installments the Director elected. Also, (1) all distributions will be made from each Participant's Cash Investment Account, and (2) only one distribution form may be selected with respect to a Participant's entire Account.

     Section 5.04   Distribution After Death.  If a Participant dies before his
     ------------   ------------------------
or her Plan benefit has been fully distributed, the unpaid balance of his or her Account will be paid in a single lump sum to his or her Beneficiary. This payment will be made as soon as administratively possible after the Participant's death.

     Section 5.05   Distribution After Change in Control.  Regardless of any
     ------------   ------------------------------------
other provision of this Plan, immediately after a Change in Control, all Account balances will be converted to cash and distributed to Participants (or Beneficiaries if appropriate) in a lump sum. This paragraph may not be amended, altered or modified following a Change in Control.
Section 5.06   Payment of Taxes and Upon Violation of Code Section 409A.
In accordance with Code Section 409A and the regulations issued thereunder, the Plan will permit the payment of amounts necessary to (1) satisfy the tax withholding obligations that arise under the Plan prior to the date that payment may otherwise be made under the Plan, and/or (2) satisfy the excise tax or underpayment penalties owed under Code Section 409A in the event of a violation of Code Section 409A under the Plan.

     Section 5.07   Delayed Payments.  In the event of a genuine dispute
     ------------   ----------------
regarding the amount or timing of payments under the Plan, a delay in the payment of amounts under the Plan shall not cause a violation of Code
Section 409A to the extent such delay satisfies the conditions set forth in Code Section 409A and applicable regulations thereunder.

     Section 5.08   Taxes.
     ------------   -----

     A. Regardless of any other provision of this Plan, any distribution will be reduced by the amount of any federal, state and local income, wage and employment taxes the Corporation is required to withhold under any applicable law or regulation.

     B. If any taxing authority finally establishes that any Participant or Beneficiary is constructively in receipt of any Plan benefit that has not actually been distributed, the Committee will immediately distribute to the affected Participant or Beneficiary a lump sum amount equal to that which the taxing authority has deemed the Participant or Beneficiary to have constructively received.

                                  ARTICLE VI
                                ADMINISTRATION

     SECTION 6.01   Appointment of Committee.  The Board will appoint a
     ------------   ------------------------
committee of at least three Directors to administer the Plan. A Committee member may resign at any time by sending written notice to the Board specifying the effective date of his or her termination (which must always be prospective) and must resign if he or she is no longer a Director. Vacancies in the Committee will be filled by the Board as the need arises. Also, in its sole discretion, the Board may remove any Committee member at any time by giving written notice of removal to the affected Committee member and specifying the effective date of that action (which must always be prospective). If the Board does not designate a Committee, the Compensation and Development Committee shall be the Committee.


     Section 6.02   Powers and Duties.  The Committee is fully empowered to
     ------------   -----------------
exercise complete discretion to administer the Plan and to construe and apply all of its provisions. These powers and duties include, but are not limited to:

     A. Deciding which Directors may participate in the Plan and the value of their Account;

     B. Resolving disputes that may arise with regard to the rights of Directors and their legal representatives or Beneficiaries under the terms of the Plan. Subject to Section 6.08, the Committee's decisions in these matters will be final and binding upon such resolution;

     C. Obtaining from the Corporation, each Participant and each Beneficiary any information needed by the Committee to determine any Participant's or Beneficiary's rights and benefits under the Plan. The Committee may rely conclusively upon any information furnished by the Corporation, a Participant or Beneficiary;

     D. Compiling and maintaining all records required to administer the Plan;

     E. Upon request, furnishing the Corporation with reasonable and appropriate reports of its administration of the Plan;

     F.   Authorizing the distribution of all benefits payable under the Plan;

     G. Engaging legal, administrative, actuarial, investment, accounting, consulting and other professional services that the Committee believes are necessary and appropriate, including an entity serving as an advisor or service provider to the Corporation;

     H. Adopting rules and regulations for the administration of the Plan that are not inconsistent with the terms of the Plan; and

     I.   Doing and performing any other acts provided for in the Plan.

     Also, the Committee may delegate any of the powers and duties described in Subsections

6.02.C through 6.02.E. to any other person or organization, as it deems appropriate.

     Section 6.03   Actions by the Committee.  The Committee may act at a
     ------------   ------------------------
meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint one of its members to act as secretary to record all Committee action. The Committee also may authorize one or more of its members or a designated officer or employee of the Corporation to execute papers and perform other ministerial duties on behalf of the Committee.

     Section 6.04   Interested Committee Members.  No member of the Committee
     ------------   ----------------------------
may participate in any Committee action that uniquely affects that member's individual interest in the Plan; these matters will be determined by a majority of the remainder of the Committee.

     Section 6.05   Indemnification.
     ------------   ---------------

     A. The Corporation will indemnify and hold harmless any Committee member who performs services to or on behalf of the Plan ("Indemnified Party") against all liabilities and all reasonable expenses (including attorney fees and amounts paid in settlement other than to the Corporation) incurred or paid in connection with any threatened or pending action, suit or proceeding brought by any party in connection with the Plan. However, this indemnification will not extend to any Indemnified Party whose conduct in connection with the Plan is found to have been grossly negligent or wrongful. This determination will be based on any final judgment rendered in connection with the action, suit or proceeding complaining of the conduct or its effect or, if no final judgment is rendered, by a majority of the Board or by independent counsel to whom the Board has referred the matter.


     B. The indemnity obligations under this section may be satisfied, in the Corporation's discretion, through the purchase of a policy or policies of insurance providing equivalent protection.

     Section 6.06   Conclusiveness of Action.  Subject to Section 6.08, any
     ------------   ------------------------
action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights under the Plan, including Beneficiaries.


     Section 6.07   Payment of Expenses.
     ------------   -------------------

     A. Committee members will not be separately compensated for their services as Committee members. However, the Corporation will reimburse Committee members for all appropriate expenses they incur while carrying out their Plan duties.

     B. The compensation or fees of accountants, counsel and other specialists and any other costs of administering the Plan will be paid by the Corporation.

     Section 6.08   Claims Procedure.
     ------------   ----------------

     A. Filing Claims. Any Participant or Beneficiary who believes that he or she is entitled to an unpaid Plan benefit may file a claim with the Committee.

     B. Notification to Claimant. If a claim is wholly or partially denied, the Committee will send a written notice of denial to the claimant. This notice must be written in a manner calculated to be understood by the claimant and must include:

          1.   The specific reason or reasons for which the claim was denied;

          2. Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the claim;

          3. A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary; and

          4. A description of the steps the claimant may take to appeal an adverse determination.

     The Committee will render its decision within 90 days of receiving a benefit claim. However, if special circumstances (such as the need for additional information) require additional time, this decision will be rendered as soon as possible, but not later than 180 days after receipt of the claim and only if the Committee notifies the claimant, in writing, that it needs more time to review a claim and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.

     C.   Review Procedure.  If a claim has been wholly or partially denied,
          ----------------
the affected claimant, or his or her authorized representative may:

          1. Request that the Committee reconsider its initial denial by filing a written appeal no more than 60 days after

               (a) receiving written notice that all or part of the initial claim was denied; or

               (b)  the claim is deemed to have been denied;

          2. Review pertinent documents and other material upon which the Committee relied when denying the initial claim; and

          3. Submit a written description of the reasons for which the claimant disagrees with the Committee's initial adverse decision.

     An appeal of an initial denial of benefits and all supporting material must be made in writing and directed to the Committee. The Committee is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

     The Committee's decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Committee relied to deny the appeal.

     The Committee will render its decision within 60 days of receiving a benefit appeal. However, if special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) require additional time, this decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's written appeal and only if the Committee notifies the claimant, in writing, that it needs more time to review an appeal and why that additional time is needed. If the Committee does not issue its decision within this period, the claim will be deemed to have been denied.


                                ARTICLE VII
                              PLAN AMENDMENT

     The Corporation, by action of its entire Board, may modify, alter or amend the Plan at any time. However, no amendment may affect any Participant's or Beneficiary's right to receive the value of benefits accrued under the Plan before the effective date of that amendment unless the Participant agrees to the amendment either in a separate written agreement or by voting, as a Director, for the amendment.


                                ARTICLE VIII
                             TERMINATION OF PLAN

     SECTION 8.01   Right to Terminate.  The Corporation, by action of its
     ------------   ------------------
entire Board, may terminate the Plan in whole or in part at any time.
Also, the Board may, at the time the Plan is terminated or at any later date, elect to (a) distribute an affected Participant's Account at the time the Plan terminates or is partially terminated, even if this date is earlier than the date benefits otherwise would be distributed under Article V or (b) hold those benefits until they are otherwise payable under the terms of the Plan.


     Section 8.02   Merger and Consolidation.  If the Plan is merged into or
     ------------   ------------------------
consolidated with any other plan, each affected Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).

     Section 8.03   Successors.  Subject to Section 5.05, if the Corporation
     ------------   ----------
dissolves into, reorganizes, merges into or consolidates with another business entity, provision may be made by which the successor will continue the Plan, in which case the successor will be substituted for the Corporation under the terms and provisions of this Plan. The substitution of the successor for the

Corporation will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Corporation under the Plan.



                                 ARTICLE IX
                                  FUNDING

     This Plan constitutes an unfunded, unsecured promise by the Corporation to pay only those benefits that are accrued by Participants under the terms of the Plan. The Corporation will not segregate any assets into a fund established exclusively to pay Plan benefits unless the Corporation, in its sole discretion, establishes a trust for this purpose. The Corporation is not liable for the payment of Plan benefits that are actually paid from a trust established for that purpose. However, the Corporation is obliged to pay any benefits not paid from any trust. Also, Participants, Beneficiaries and other persons claiming a Plan benefit through them have only the rights of general unsecured creditors and do not have any interest in or right to any specific asset of the Corporation. Nothing in this Plan constitutes a guarantee by the Corporation or any other entity or person that the assets of the Corporation or any other entity will be sufficient to pay Plan benefits.



                                  ARTICLE X
                          MISCELLANEOUS PROVISIONS

     SECTION 10.01  Voluntary Plan.  The Plan is purely voluntary on the part
     -------------  --------------
of the Corporation; neither the establishment of the Plan nor any amendment to it nor the creation of any fund or account nor the payment of any benefits may be construed as giving any person, (a) a legal or equitable right against the Corporation or the Committee other than those specifically granted under the Plan or conferred by affirmative action of the Committee or the Corporation in a manner that is consistent with the terms and provisions of this Plan or (b) the right to be retained as a Director.


     Section 10.02  Nonalienation of Benefits.  The right of a Participant,
     -------------  -------------------------
Beneficiary or any other person to receive Plan benefits may not be assigned, transferred, pledged or encumbered except as provided in the Participant's Beneficiary designation, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan benefit will be null and void and of no legal effect.

     Section 10.03  Inability to Receive Benefits.  Any Plan benefit payable
     -------------  -----------------------------
to a Participant or Beneficiary who is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Also, if the Committee, in its sole discretion, concludes that a Participant or Beneficiary is unable to manage his or her financial affairs, the Committee may, but is not required to, direct the Corporation to distribute Plan benefits to any one or more of his or her Spouse, lineal ascendants or descendants or other close living relatives of the Participant or Beneficiary who demonstrates to the satisfaction of the Committee the propriety of those distributions. Any payment made under this section will completely discharge the Plan's liability with respect to that payment. The Committee is not required to see to the application of any distribution made to any person.

     Section 10.04  Lost Participants or Beneficiaries.  Each Participant is
     -------------  ----------------------------------
obligated to keep the Committee apprised of his or her current mailing address and that of his or her Beneficiary. The Committee's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any amounts credited to the Accounts of any Participant or Beneficiary who does not file a claim for benefits with the Committee will be forfeited no later than 12 months after benefits are otherwise payable. However, this forfeited benefit will be restored and paid if the Committee subsequently approves a claim for benefits under the procedures described in Section 6.08.

     Section 10.05  Limitation of Rights.  Nothing in the Plan, expressed or
     -------------  --------------------
implied, is intended or may be construed as conferring upon or giving to any person, firm or association (other than the Corporation, Participants, their Beneficiaries and their successors in interest) any right, remedy or claim under or by reason of this Plan.

     Section 10.06  Invalid Provision.  If any provision of this Plan is held to
     -------------  -----------------
be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

     Section 10.07  One Plan.  This Plan may be executed in any number of
     -------------  --------
counterparts, each of which will be deemed to be an original.
Section 10.08 Governing Law. The Plan will be governed by and construed in accordance with the laws of the United States and, to the extent applicable, the laws of Ohio.

     IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Plan to be effective as of January 1, 2005.



                                   OHIO CASUALTY CORPORATION

                                   By:
                                       -------------------------------------

                                   Print Name:
                                               -----------------------------

                                   Title:
                                          ----------------------------------

                                   Date:
                                         -----------------------------------